Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Superior Industries International, Inc. Annual Report on Form 10-K for the year ended December 30, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
November 10, 2008